UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2026 (August 7, 2026)

ADDUS HOMECARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ADUS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and COO Departure

On August 7, 2026, Heather Dixon, President and Chief Operating Officer of Addus HomeCare Corporation (the “Company”) left the Company. The Company thanks Ms. Dixon for her service and contributions and wishes her all the best in her future endeavors.

Interim COO Appointment

Also on August 7, 2026, the Company appointed W. Bradley Bickham, age 63, to serve as its Chief Operating Officer on an interim basis. Mr. Bickham served as Advisor to the Chief Executive Officer from September 2025 to the present and as President and Chief Operating Officer of the Company from March 2021 through September 2025. Mr. Bickham previously served as Executive Vice President and Chief Operating Officer of the Company from January 2017 through March 2021. Mr. Bickham will serve as Chief Operating Officer on an interim basis, subject to the terms and conditions of his Employment Agreement as further described below.

There is no arrangement or understanding with any person pursuant to which Mr. Bickham was appointed as Chief Operating Officer. There are no family relationships between Mr. Bickham and any director or executive officer of the Company. Other than the Amended and Restated Retention and Transition Agreement between Mr. Bickham and the Company, effective August 4, 2025, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2026, and pursuant to which Mr. Bickham served as Advisor to the Chief Executive Officer, Mr. Bickham is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

On August 10, 2026, in connection with Mr. Bickham’s appointment, Mr. Bickham entered into an Employment Agreement (the “Employment Agreement”) with the Company. The Employment Agreement provides that Mr. Bickham will serve as Chief Operating Officer for a period ending on July 31, 2027, or on such earlier date as provided pursuant to the terms and conditions of the Employment Agreement, unless the parties mutually agree in writing to extend the term of the Employment Agreement beyond July 31, 2027. Under the terms of the Employment Agreement, Mr. Bickham will receive an annualized base salary of $622,000 and fixed bonuses. The Employment Agreement also imposes confidentiality obligations and non-competition and non-solicitation restrictions on Mr. Bickham.

A copy of the Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Employment Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Employment Agreement filed as Exhibit 10.1 hereto.

Item 7.01	Regulation FD Disclosure

On August 10, 2026, the Company issued the Press Release, announcing the matters discussed in Item 5.02, the text of which is set forth as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement dated as of August 10, 2026, between the Company and W. Bradley Bickham.

99.1	Press Release of Addus HomeCare Corporation dated August 10, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: August 13, 2026	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer